U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: August 8, 2011

NUCLEAR SOLUTIONS, INC.

(Exact Name of registrant as specified in its Charter)

Nevada	0-31959	88-0433815
State of Incorporation)	Commission File No.	(IRS Employer Identification No.)

        277 White Horse Pike, Ste.200, Atco, N.J.          08004

        (Address of principal executive offices)          (Zip Code)

Registrant’s telephone number, (856)   753  -  1046

(Registrant’s former name and address)

5505 Connecticut Ave., N.W. Ste.191, Washington, D.C.      20015

        (Address of principal executive offices)          (Zip Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions below:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240-14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 7.01   Regulation FD Disclosure.

On August 8, 2011, the company published the following letter from the company CEO on its website.

"Dear Shareholders,

I wanted to highlight some notable events since my last letter to you. We are proud to announce that we have changed our name to U.S. Fuel Corporation. Additionally, we have continued development efforts on our first CTL fuel project in Muhlenberg Kentucky and improved our corporate governance structure to better support our efforts.

With our company’s singular business model being CTL plant development, we felt that is appropriate that our name reflect the singular focus of producing high-grade synthetic fuels from America's abundant coal supplies. Thus U.S. Fuel Corporation came into being.

We have filed the appropriate paperwork with FINRA to initiate changing our ticker symbol and name for the public trading markets and will inform you when the process is complete and trading under the new symbol and name is imminent. We expect to have our new website go live at that time.

Since, we are no longer in the nuclear technology business, maintaining the nuclear patents that were previously developed by the company became an unnecessary liability. After careful consideration, we determined it was best to transfer the ownership of our technology patents back to the original inventor. We expect this will have a positive net effect on the company's balance sheet once the transaction is finalized.

Our work on developing a CTL fuel plant in Muhlenberg Kentucky continues. We have made progress on project elements such as rail transportation, coal supply, water supply, and have moved forward in the permitting process. I plan on providing further details on our project status in future communications.

Of note, the company wishes to express our appreciation for the support and assistance of Kentucky State Representative, Brent Yonts (House District 15). The Hon. Mr. Brent Yonts is a tireless and steadfast proponent of developing a CTL project in Kentucky.  A recent letter from Mr. Brent Yonts can be seen by clicking here.

Finally, our corporate governance structure was improved by the formation of the executive committee. In my opinion, the executive committee has proved to be an excellent mechanism in the decision-making process and management of our day-to-day operations as we work towards improving our team efficiency and effectiveness.

I look forward to reporting continued project and company developments as they occur.

Very truly yours,

Harry Bagot

President & CEO

U.S. Fuel Corporation”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nuclear Solutions, Inc.
Dated: August 8, 2011

/s/ Harry Bagot
By: Harry Bagot